UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report: August 14, 2003

MUZAK LLC

(Exact Name of Registrants as Specified in their charter)

DELAWARE	333-78571	04-3433729
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3318 LAKEMONT BLVD.

FORT MILL, SC 29708

(Address of Principal Executive Offices)

(803) 396-3000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

Muzak LLC did not file quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003. While separate reports on Form 10-Q and Form 10-K for Muzak LLC have been filed with the Securities and Exchange Commission (the “Commission”) in the past, pursuant to Rule 3-10(d) of Regulation S-X promulgated under the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, Muzak LLC is not required to file separate reports on Form 10-Q or Form 10-K with the Commission. As of March 31, 2003, Muzak LLC has decided not to file such separate financial statements because of the time and expenses involved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 14, 2003

Muzak LLC

By:        /S/ Stephen P. Villa

Name:    Stephen P. Villa

Title:      Chief Financial Officer,

               Chief Operating Officer

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